EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-63912, 333-130078, 333-130079, 333-138891, and 333-208234) of Jack Henry & Associates, Inc. of our report dated August 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
August 29, 2016